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EXHIBIT 24.1

                                POWER-OF-ATTORNEY

         Each of the Sellers set forth on Schedule "A" hereto expressly constitutes and appoints Philip L. van Wijngaarden his, her or its true and lawful attorney-in-fact and agent for him, her or it and in his, her or its name, place and stead, in any and all capacities, and grants to Philip L. van Wijngaarden the full power and authority to represent such Seller, to take any and all actions with respect to entering into a Share Exchange Agreement (the "Agreement") among the shareholders of Global Information Group USA Inc. ("GIG") and ADVA International Inc. ("ADVA") pursuant to which, among other things, the GIG shareholders shall exchange all their shares in GIG in return for approximately 94.57% of the outstanding shares of ADVA, on behalf of such Seller including, but not limited to, (a) executing the Agreement and any and all documents related thereto; (b) receiving all notices, consents and similar communications from Buyer or the Company to Sellers; (c) agreeing to, executing and delivering any waiver, consent or amendment under or to the Agreement or other documents related thereto, provided that no such waiver, consent or amendment under this Agreement shall affect the number of shares to be issued to each Seller; (d) executing and delivering any certificate, document other instrument required by or in connection with the consummation of the transactions contemplated hereby, including, without limitation, assignments separate from certificate or affidavits of lost certificate, as the case may be, with respect to the GIG shares being transferred by Sellers; and (e) taking such actions and executing and delivering such documents as may be necessary or desirable to effect the transactions contemplated by the Agreement.

         IN WITNESS WHEREOF, individual Sellers have executed this power-of-attorney this 1st day of May, 2000.

SELLERS:


/s/Hugo Heerema
------------------------------------
HUGO HEEREMA


/s/Femia E. van Wulfften Palthe
------------------------------------
FEMIA E. VAN WULFFTEN PALTHE


/s/Leonard van Hulst
------------------------------------
LEONARD VAN HULST


/s/Nicole E.A.M. Aarts
------------------------------------
NICOLE E.A.M. AARTS


/s/Fiona N. van Hulst
------------------------------------
FIONA N. VAN HULST








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                                   EXHIBIT "A"

Hugo Heerema
Femia E. van Wulfften Palthe
Leonard van Hulst
Nicole E.A.M. Aarts
Fiona N. van Hulst